19931034540

2004...
SECRETARY OF STATE

RESIGNATION OF REGISTERED AGENT
Form 155 Revised October 1, 2002
Filing fee: **$5.00**
Deliver 3* copies to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us

ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to various articles of title 7 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement of resignation is delivered to the Colorado Secretary of State for filing.

1. That s/he is the registered agent of Nova Natural Resources Corporation
Name of Entity
an entity organized under the laws of Colorado
State (or country) of Formation

2. The name of registered agent is: ~~is not available no new agent named~~ Michael Miller

3. That s/he has resigned as the registered agent of such entity and has given notice to the entity of such resignation.

4. The registered office of the entity (check one) ☑ is ☐ is not discontinued.

5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Michael Miller 2245 Jay Street, Edgewater, Co 80214 Mr. Miller is the previous agent and has nothing to with said corporation/in charge now Wayne Doss 2951 Simms St. Hollywood, Fl. 33020

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

*NOTE: The Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

COMPUTER UPDATE COMPLETE
SLC

```
    ...  7summons  Write  9-barcode  Query  Name  Bill  Exit
Write added or updated record to file
 abaa.1-----------BUSINESS ENTITY MASTER SCREEN------------ 09:31:23 02-06-2004

       Id: 19931034540 Type: DPC   Filed: 04/01/1993 Status: GOOD
  State of Inc: CO Term: PER Class:       Name Resv Expires:
  Inactive Date:             Report Info: 2004

 Name: NOVA NATURAL RESOURCES CORPORATION


        Agent: MICHAEL MILLER (RESIGNED)
   Phys Addr: 2245 JAY STREET
              EDGEWATER                      CO  80214 -       -
       POBox:
                                                       -       -

P Add1: 1021 CREEKFORD DRIVE              P Add2:
        WESTON                           FL  33326 - 9T4  -
S Add1:                                   S Add2:
                                                 -      -
```